                                                                  EXHIBIT 10.17




                          TRAVELCENTERS OF AMERICA, INC.
                            1997 STOCK INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


    NONQUALIFIED STOCK OPTION AGREEMENT, dated as of January 1, 1997, between TravelCenters of America, Inc., a Delaware corporation (the "Company"), and ___________ (the "Optionee"), an officer, employee or director of the Company or one of its Affiliates.

    The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"), as administrator of the TravelCenters of America, Inc. 1997 Stock Incentive Plan (the "Plan"), has determined that the purposes of the Plan will be furthered by awarding to the Optionee options under the Plan. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

    The Optionee may have previously received options to acquire common stock of the Company pursuant to the National Auto/Truckstops Holdings Corporation 1993 Stock Incentive Plan. Such options are currently exercisable to the extent vested as of December 31, 1996, but shall not become further vested or exercisable.

    In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement ("Agreement"), the Company and the Optionee agree as follows:

    SECTION 1.  GRANT OF OPTION.

    1.1. The Company hereby grants to the Optionee options to purchase the number of shares of common stock, par value $.01 per share, of the Company ("Common Stock"), at the times, in the amounts and at the purchase prices set forth on Exhibit A hereto (collectively, the "Options").

    1.2. Each Option granted hereby is intended to be a nonqualified stock option subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not intended to qualify for special tax treatment as a statutory stock option subject to the provisions of section 422 of the Code.

    SECTION 2.  VESTING AND EXERCISABILITY; CHANGE OF CONTROL; IPO.

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    2.1. No portion of any Option shall be vested or exercisable prior to
December 31, 1997, except in the event of a "Change of Control" or "IPO", as described in Section 2.5 hereof, or subsequent to December 31, 2006.

    2.2. Each Option shall vest and become exercisable, in whole or in part, in accordance with Exhibit B attached hereto, with respect to the shares of Common Stock subject thereto if and only if, and to the extent that, the applicable performance targets established by the Committee with respect to such Option are determined by the Committee to be satisfied. If the applicable performance targets are not satisfied, then such Option shall not vest or become exercisable and shall be forfeited, subject to the following sentence. To the extent that an Option shall not vest or become exercisable, in whole or in part, solely because the applicable performance targets have not been satisfied, then the shares of Common Stock covered by such Option shall again become available for awards to be granted to the Optionee on or before December 31, 2000, for options to purchase shares of Common Stock at an option exercise price at or greater than the then Fair Market Value of Common Stock on the respective date of grant, as determined by the Committee, as evidenced by a written agreement executed by the Company and the Optionee, and on such other terms and conditions as determined by the Committee in its sole discretion, subject to the terms of the Plan.

    2.3. The Options may be exercised at any time and from time to time in whole or in part for the shares of Common Stock subject thereto, within the limitations on exercisability set forth above.

    2.4. Unless terminated earlier, the unexercised portion of the Options shall automatically and without notice terminate and become null and void on December 31, 2006.

    2.5. If a "Change of Control" or initial public offering ("IPO") (as such terms are defined in Plan Section 3.11(e)) is effective prior to January 1, 2001, and the Optionee is an "Eligible Grantee" (as such term is defined in Plan Section 3.11(c)), then effective upon the consummation of the Change of Control or IPO (a) each outstanding Option granted with respect to the calendar year in which the Change of Control or IPO is effective (including any Option which was granted with respect to a prior calendar year and which did not then vest and become exercisable, which was regranted with respect to the calendar year in which such Change of Control or IPO is effective) shall immediately become fully vested and exercisable, and (b) each Option to be granted with respect to each calendar year thereafter shall immediately be granted and become fully vested and exercisable. The option exercise price for each such option described in clause (b) of the preceding sentence shall be the option exercise price for the most recent option granted under the Plan in the event of a Change of Control, or the price per share at which shares of Common Stock are offered in the IPO in the event of an IPO. There shall be no acceleration of the grant or vesting of any Option if a Change of Control or IPO becomes effective after December 31, 2000. A Change of Control or IPO shall not cause any Option granted with respect to any calendar year prior to the calendar year in which the Change of Control or IPO becomes effective to become further vested or exercisable.

    SECTION 3. METHOD OF EXERCISE. Each Option or any part thereof may be exercised in accordance with Section 2 of this Agreement by giving written notice of exercise to the Company, on a form to be provided by the Committee for that purpose, and by specifying the number of whole shares of Common Stock with respect to which the Option is being exercised, together with full payment of the purchase price for the number of shares purchased. Payment of the purchase price shall be made by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), or by cashless exercise in accordance with Plan Section 2.6(c) provided that only shares of Common Stock held by the Optionee for at least six months prior to the date of exercise may be used for such purpose. As soon as practicable after it receives payment of the purchase price, subject to the provisions of Plan Section 3.2, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased, which shares shall bear a restrictive legend in accordance with Section 6 of this Agreement (or as otherwise determined by the Committee). The shares of Common Stock so delivered automatically shall become subject to the terms and conditions of the Supplemental Institutional and Management Stockholders' Agreement, dated as of April __, 1997 (the "Supplemental Stockholders' Agreement") by and among the Company, the Optionee and the other parties thereto, as it may be amended, copies of which are on file in the office of the Company and will be furnished to the Optionee.

    SECTION 4.  TERMINATION OF EMPLOYMENT OR SERVICE.

    4.1. IN GENERAL. The non-vested portion of any Option shall terminate and expire upon the Optionee's termination of employment or service; the vested portion shall expire when it may no longer be exercised pursuant to the provisions of the Plan and this Agreement (including this Section 4). The "vested portion" of any Option shall mean the portion thereof which is vested (whether or not then exercisable) immediately prior to the Optionee's termination of employment for any reason.

    4.2. IMPROPER ACTIVITY; QUIT.

         (a) IMPROPER ACTIVITY. If the Optionee's employment is terminated for cause, whether or not he is a party to a written employment contract, the vested and exercisable portion of each Option granted hereunder may be exercised until the earlier of (a) 30 days after his employment terminates or
(b) the date on which the Option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement.
For purposes of this Section 4, an Optionee's employment shall be deemed to be terminated for "cause" if he is discharged for "cause" or any like term as defined in a written employment contract with the Optionee, if any.

         (b) QUIT. If the Optionee quits employment, whether or not he is a party to a written employment contract, each Option granted hereby shall terminate and expire as of the close of business on the day the Optionee's employment terminates.

    4.3. REGULAR TERMINATION; PERMANENT DISABILITY. If the Optionee's employment terminates for reasons other than as provided in Section 4.2 or
4.4 of this Agreement, including for "Permanent Disability," the vested and exercisable portion of each Option granted hereunder may be exercised until the earlier of (a) 60 days after his employment terminates or (b) the date on which the Option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement.

    4.4. DEATH. In the event that the Optionee's employment terminates by reason of death, or if the Optionee's employment shall terminate as described in Section 4.3 of this Agreement and he dies within the 60-day period described therein and while some portion of any Option is vested and/or exercisable, the portion, if any, of any such Options which were vested and exercisable immediately prior to the Optionee's death shall be exercisable by the person to whom the Options have passed under the Optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (a) one year after the Optionee's death or (b) the date on which the Options otherwise terminate or expire in accordance with the applicable provisions of the Plan and this Agreement (disregarding Section 4.3 of this Agreement).

    4.5. PAYMENT. For purposes of any post-employment exercisability of each Option in accordance with this Section 4, payment of the purchase price in accordance with Section 3 of this Agreement shall be satisfied if made in accordance with Plan Section 2.6(b)(i) or (c).

    SECTION 5.  CALL AND PUT OPTIONS; LOOK BACK RIGHT.

    5.1. CALL AND PUT OPTIONS. The shares of Common Stock issued upon exercise of all or any portion of an Option shall be subject to a call right by the Company, the other "Management Stockholders" and the "Investors" (as such terms are defined in Plan Section 2.8) and shall be subject to a put right by the Optionee (and his estate, legal representative and "Permitted Transferees" (as such term is defined in Plan Section 3.3)) following the Optionee=s termination of employment, all in accordance with the provisions of Plan Section 2.8. Notwithstanding the preceding sentence and the provisions of Plan Section 2.8, no Option shall be subject to any call right or put right if, and to the extent, that any such right would cause the Company, a Management Stockholder, an Investor, or the Optionee (or his estate, legal representative or Permitted Transferee) to incur any liability under Rule 16b-3 of the Act.

    5.2. LOOK BACK RIGHT. The shares of Common Stock issued upon exercise of all or any portion of an Option shall be entitled to participate in the look back right following the Optionee's termination of employment in accordance with the provisions of Plan Section 3.11(d).

    SECTION 6.  NON-TRANSFERABILITY.

    6.1. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee, and shall not be exercisable prior to December 31, 1997, except in the event of a "Change of Control" or "IPO", as described in Section 2.5 hereof. Shares of Common Stock acquired upon exercise of any portion of an option granted to an Optionee under the Plan shall not be transferable to any person other than (i) to the Optionee's parent, spouse, ex-spouse or child (or any trust for the benefit of any such person) or (ii) pursuant to the laws of descent and distribution. Such shares shall remain subject to the call option as set forth in Plan Section 2.8(a) and the put option as set forth in Plan Section 2.8(b) upon the Optionee's termination. Each transferee shall agree in writing to be bound by all of the provisions of the Plan and this Agreement, and no such transferee shall be permitted to make any transfer other than in accordance with the terms of the Plan or this Agreement. Any sale, assignment, mortgage, pledge, encumbrance or other transfer in violation of this Section 6 shall be null and void and of no force and effect.

    6.2. The certificate or certificates of shares of Common Stock issued pursuant to the terms of this Agreement shall bear a legend in substantially the following form:

    "The securities represented by this certificate are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Nonqualified Stock Option Agreement entered into between the registered holder hereof and TravelCenters of America, Inc. Copies of such Nonqualified Stock Option Agreement are on file in the Office of the Secretary of TravelCenters of America, Inc. The securities represented by this certificate are further subject to a Supplemental Institutional and Management Stockholders' Agreement dated as of April __, 1997 among the issuer of such securities (the "Company") and certain of the Company's stockholders. A copy of such Supplemental Institutional and Management Stockholders' Agreement will be furnished without charge by the Company to the holder hereof upon written request. By acceptance of this certificate, each holder hereof agrees to be bound by the provisions of such agreements."

    SECTION 7.  RIGHT OF DISCHARGE RESERVED.

    Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the employment or service of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the employment or service of the Optionee.

    SECTION 8.  NO STOCKHOLDER RIGHTS.

    Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any rights as a stockholder with respect to any shares subject to an Option until the date of the issuance of a stock certificate or certificates to him for such shares. Except for adjustments made pursuant to Plan Section 3.5 (as described in Section 9 of this Agreement), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

    SECTION 9.  PLAN PROVISIONS TO PREVAIL.

    This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of Plan Section 3.2 (generally relating to consents required by securities and other laws), Plan Section 3.4 (generally relating to tax withholding obligations), Plan Section 3.5 (generally relating to adjustments to the number of shares of Common Stock subject to the Option and the option exercise price, upon certain changes in capitalization, provided that the Committee shall be required to make an appropriate adjustment in the circumstances described in Plan Section 3.5) and Plan Section 3.11 (generally relating to the effects of certain reorganizations and other extraordinary transactions, provided that in such an event payment of the purchase price in accordance with Section 3 of this Agreement shall be satisfied if made in accordance with Plan Section 2.6(b)(i) or (c)). In the event there is any inconsistency between any of the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

    SECTION 10.  OPTIONEE'S ACKNOWLEDGMENTS.

    By entering into this Agreement the Optionee agrees and acknowledges that
(a) he has received and read a copy of the Plan, including Plan Section 3.8(c) (generally relating to waivers of continued exercise or vesting of awards, damages and severance entitlements related to non-continuation of awards), and accepts this Option upon all of the terms thereof, (b) he agrees to be bound by the provisions of the Supplemental Stockholders' Agreement described in Section 3 of this Agreement and to execute such documents with respect thereto as the Committee may require, and (c) that none of the Board, the Committee, the Affiliates (including their respective parents and subsidiaries) and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement.

    SECTION 11.  SUCCESSORS AND ASSIGNS.

    This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Plan Section 3.3 and Section 6 of this Agreement, the heirs and personal representatives of the Optionee.

    SECTION 12.  GOVERNING LAW.

    THIS AGREEMENT IS DEEMED ADOPTED, MADE AND DELIVERED IN NEW YORK AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

    SECTION 13.  NOTICES.

    Any notice or other communication required or which may be given hereunder shall be given in writing and shall be delivered personally, sent by facsimile transmission or overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or sent by facsimile transmission or overnight courier, or if mailed, four days after the mailing, as follows, to:

                             TravelCenters of America, Inc.
                             24601 Center Ridge Road, Suite 300
                             Westlake, Ohio  44145-5634
                             Attention:  General Counsel
                             Telecopy No.:  (216) 808-3301
                             and a copy to:

                             The Clipper Group, L.P.
                             650 Madison Avenue, 9th Floor
                             New York, New York  10022
                             Attention:  Rolf H. Towe
                             Telecopy No.: (212) 940-6055

or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. All notices to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth below or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Either party may give any notice or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

    SECTION 14.  CANCELLATION AND SUBSTITUTION OF OPTION.

    The Committee may cancel any Option granted under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine (provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made) without the Optionee's consent, where the substituted award confers upon the Optionee, until exercised, substantially the same net economic benefit inherent in the replaced Option, taking into account any post-exercise puts and calls, etc., and with the Optionee's consent if otherwise.

    SECTION 15.  SECTION HEADINGS.

    The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                  TravelCenters of America, Inc.


                                  By:
                                      --------------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                            --------------------------

ATTEST:
       --------------------

                                  ------------------------------
                                            (Optionee)


                                  ------------------------------
                                            (Address)

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                                    EXHIBIT A

    The Optionee shall receive options to purchase shares of Common Stock as determined by the Committee. Subject to Section 2.5 of this Agreement, such options are granted as of January 1, 1997 (the "1997 Option"), January 1, 1998 (the "1998 Option"), January 1, 1999 (the "1999 Option") and January 1, 2000 (the "2000 Option"), each at the then Fair Market Value of Company Stock on the respective date of grant, as determined by the Committee, as follows:


         Grant Date                              Number of Shares
         ----------                              ----------------
January 1, 1997 (1997 Option)
                                                      ------
January 1, 1998 (1998 Option)
                                                      ------
January 1, 1999 (1999 Option)
                                                      ------
January 1, 2000 (2000 Option)
                                                      ------

                   By:
                      ----------------------------
                      Name:
                           -----------------------
                      Title:
                            ----------------------


                   Signed:
                           -------------------------------

                                   EXHIBIT B



   Highest Percent                          Percent of Shares Becoming
   of Performance                    Vested and Exercisable if Percent of
    Targets Met                              Performance Targets Met*
  ----------------                           ------------------------
    100% or more                                      100%

        99%                                            80%

        98%                                            64%

        97%                                            48%

        96%                                            32%

        95%                                            20%

   less than 95%                                        0



    * Each Option shall vest and become exercisable on the December 31 in the year of grant in accordance with the above schedule (and to the extent the applicable performance targets have not been met then such Option shall not vest or become exercisable and shall be forfeited); provided, however, that the percent of shares becoming vested and exercisable (a) will be proportionately adjusted on a straight line basis if actual performance falls between the percentages listed on the above schedule, and (b) in all events, the Committee, in its sole discretion, may reduce (but not increase) the percent of performance targets to be met and may increase (but not reduce) the percent of shares becoming vested and exercisable if performance targets are met.